Exhibit 3.3

Entity Number:   28403243                    Filed with Department of State
                                                         on October 9, 1998



                  ARTICLES OF INCORPORATION -- FOR PROFIT

                                     OF

                       JONES APPAREL GROUP USA, INC.

          a Business -- Stock Corporation (15 Pa. C. S. ss. 1306)


     In compliance with the requirements of the applicable provisions of 15 Pa. C. S. (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that

     1. The name of the corporation is JONES APPAREL GROUP USA, INC.

     2. The address of this corporation's initial registered office in this Commonwealth is as follows:

         250 Rittenhouse Circle, Bristol, PA 19007, in Bucks County.

     3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

     4. The aggregate number of shares authorized is 1,000 no par.

     5. The name and address, including number and street, of the incorporator is as follows:

          Karen M. Wolcott                 1735 Market Street
                                           37th Floor
                                           Philadelphia, PA 19103

     6. The specified effective date is upon date of filing.



     IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 8th day of October, 1998.


                                            /s/   Karen M. Wolcott
                                            -------------------------
                                                  Karen M. Wolcott